UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 17, 2011

Date of report (Date of earliest event reported)
SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     On May 17, 2011, SPS Commerce, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. At the 2011 Annual Meeting, the Company’s stockholders voted on the following matters:
Election of Directors
     The following nominees were re-elected to serve as directors for a term that will last until the Company’s 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael B. Gorman	9,756,070	266,465	805,627
Philip E. Soran	9,999,820	22,715	805,627
Approval of the Company’s 2010 Equity Incentive Plan
     The Company’s stockholders approved the material terms of the Company’s 2010 equity incentive plan for purposes of Internal Revenue Code Section 162(m) by voting as follows:

For	Against	Abstain	Broker Non-Votes
6,085,870	3,936,565	100	805,627
Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2011
     The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 by voting as follows:

For	Against	Abstain	Broker Non-Votes
10,801,452	26,477	233	—

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.
Date: May 18, 2011	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer